 Online Processing, Inc. 8-K Exhibit 99.1

AMENDMENT TO STOCK PLEDGE
AND ESCROW AGREEMENTS

      THIS AMENDMENT AGREEMENT (“Agreement”) to that certain Escrow Agreement And Stock Pledge Agreement dated as of February 28, 2003, is entered into as of January 21, 2004, by and between Online Processing, Inc., a Nevada corporation (“Pledgor”), the parties listed on Exhibit A hereto (the “Secured Parties”), Terri Wonderly (“Wonderly”) and Kaufman, Feiner, Yamin, Gildin & Robbins LLP (the “Escrow Agent”).

W I T N E S S E T H:

     WHEREAS, the Pledgor, the Secured Parties, Wonderly and the Escrow Agent are parties to that certain Escrow Agreement (“Escrow Agreement”) and Stock Pledge Agreement (“Stock Pledge Agreement”) dated as of February 28, 2003, pursuant to which the Pledgor has agreed, under certain circumstances, to divest itself of all ownership interest of Communication Field Services, Inc., a Nevada corporation (“CFSC”); and

     WHEREAS, the parties now desire to amend the Stock Pledge Agreement and Escrow Agreement to provide for additional circumstances under which the shares of CFSC (the “CFSC Shares”) held by the Escrow Agent pursuant to such agreements may be released.

     NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

     1. This Agreement shall act as an amendment to Section 1.3 of the Escrow Agreement and Section K of the Pledge Agreement in that the Escrow Agent is hereby authorized to release the CFSC Shares to Roger Henley under the following circumstances:

     (a) In the event that Roger Henley returns 2,934,000 of the 3,260,000 shares of Online Processing, Inc., which he currently holds in Online Processing, Inc., duly endorsed for transfer the Law Offices of Louis E. Taubman, Client Trust Account, to continue be held pursuant to the existing escrow and pledge agreements securing payment of those certain option agreements dated as of February 28, 2003, between Terri Wonderly and certain shareholders of Online Processing, Inc. (the “Options”). The remaining 326,000 shares of Online Processing, Inc. held by Roger Henley, shall also remain subject to the existing escrow and pledge agreements which secure payment of the Options.

     (b) Upon return of 2,934,000 shares of Online Processing, Inc. by Roger Henley, the Escrow Agent shall release the CFSC Shares to Roger Henley and the Stock Pledge and Escrow Agreements shall terminate and the Escrow Agent shall have no further liability thereunder or hereunder to any of the parties to this Agreement or the Stock Pledge or Escrow Agreements.

     2. The parties hereto, and in particular the Secured Parties, are aware that by agreeing to the amendments herein, they are waiving any rights they may have had pursuant to the Stock Pledge and Escrow Agreements to reclaim their CFSC Shares and in the event the Options are not exercised, that their shares of Online Processing, Inc., which are pledged to Terri Wonderly pursuant to those certain reciprocal stock pledge and escrow agreements between the Secured Parties, Terri Wonderly and the Law Offices of Louis E. Taubman, dated as of February 28, 2003, could be foreclosed upon and, as a result, the Secured Parties could lose their entire ownership interest in both Online Processing, Inc. and CFSC.

     3. Except for the amendments set forth above regarding Section 1.3 of the Escrow Agreement and Section K of the Pledge Agreement no other provisions of the Stock Pledge and Escrow Agreements shall be modified, deleted or amended in any way.

     4. This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SECURED PARTIES:

/s/ Roger Henley

Roger Henley

/s/ Kenneth E. Bailey, Jr.
Kenneth E. Bailey, Jr.

/s/ William R. Shroyer
William R. Shroyer

/s/ Thomas A. Brewer
Thomas A. Brewer

/s/ Richard R. Holm
Richard R. Holm

Partners Resources, LLC

By: /s/ Partners Resources, LLC

/s/ Peter Bowthrope
Peter Bowthorpe

/s/ Joel Shapiro
Joel A. Shapiro

/s/ Patrick Shane
Patrick Shane

/s/ Barry Alexander
Barry Alexander

/s/ Mitchell J. Weiner
Mitchell J. Weiner

/s/ Richard H. Rosenblum
Richard H. Rosenblum

PLEDGOR:

Online Processing, Inc.

By: /s/ Peter Bowthrope

Peter Bowthorpe
Chief Executive Officer

ESCROW AGENT:

KAUFMANN, FEINER, YAMIN, GILDIN & ROBBINS LLP

By /s/ Richard H. Rosenblum
Richard H. Rosenblum

/s/ Terri Wonderley
Terri Wonderly